Exhibit 99.1

Oceaneering Reports Second Quarter 2020 Results

HOUSTON, July 29, 2020 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $24.8 million, or $(0.25) per share, on revenue of $427 million for the three months ended June 30, 2020. Adjusted net loss was $14.2 million, or $(0.14) per share, reflecting the impact of $9.6 million of pre-tax adjustments associated with restructuring expenses and foreign exchange losses recognized during the quarter and $3.3 million of other discrete tax adjustments.

During the prior quarter ended March 31, 2020, Oceaneering reported a net loss of $368 million, or $(3.71) per share, on revenue of $537 million. Adjusted net income was $3.5 million, or $0.04 per share, reflecting the impact of $393 million of pre-tax adjustments, primarily $379 million associated with goodwill impairments, asset impairments and write-offs recognized during the quarter.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.
Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Jun 30,		Mar 31,	Jun 30,

	2020	2019	2020	2020	2019

Revenue	$427,216	$495,781	$536,668	$963,884	$989,667
Gross Margin	42,537	41,983	46,752	89,289	69,570
Income (Loss) from Operations	(5,182)	(9,635)	(380,757)	(385,939)	(31,349)
Net Income (Loss)	(24,788)	(35,182)	(367,598)	(392,386)	(60,009)

Diluted Earnings (Loss) Per Share	$(0.25)	$(0.36)	$(3.71)	$(3.96)	$(0.61)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Considering all of the uncertainties surrounding the crude oil markets and the COVID-19 pandemic, we were satisfied with our second quarter 2020 results. For the second quarter, we generated adjusted EBITDA of $40.5 million, exceeding consensus estimates, and we generated $26.9 million of free cash flow. These positive results were partially attributable to our actions to substantially reduce structural costs in light of an expected continuation of lower demand for our services and products. The positive effect of these cost reductions is reflected in our 9% consolidated adjusted EBITDA margin for the second quarter of 2020, which declined by only 14 basis points as compared to the first quarter of 2020, despite a 20% decrease in revenue.

"As expected, compared to the first quarter of 2020, the aggregate result of our energy segments declined during the second quarter of 2020. However, this decline was partially offset by improved performance in our non-energy segment, Advanced Technologies, and lower Unallocated Expenses. We did experience some operational disruptions and delays due to COVID-19 during the second quarter but the safety protocols we, and the industry, put into place in response to the pandemic limited impacts to our employees and customers.

"Sequentially, ROV adjusted operating performance declined as anticipated, primarily due to the lower number of working drilling rigs. This led to fewer days on hire for drill support services that were slightly offset by a marginal increase in days on hire for vessel-based services. Our fleet use during the quarter was 64% in drill support and 36% in vessel-based activity, compared to 68% and 32%, respectively, during the first quarter. Revenue declined 12%, primarily due to a 9% decrease in ROV days on hire. ROV adjusted EBITDA margin remained relatively unchanged at 31% during the second quarter of 2020 as compared to the adjusted EBITDA margin of 32% achieved during the first quarter of 2020.

"At the end of June 2020 our ROV fleet size was 250, unchanged from the first quarter. For the second quarter, utilization was 59%, down from 65% achieved for the quarter ended March 31, 2020. As of June 30, 2020, we had ROV contracts on 86 of the 139 floating rigs under contract, resulting in a drill support market share of 62%.

"Subsea Products adjusted operating results declined during the second quarter of 2020, as compared to the first quarter of 2020, on significantly lower revenue. Revenue in our manufactured products business was impacted by the delayed receipt of materials, customer-driven project delays, and reduced working hours due to COVID-19. Revenue in our service and rental business declined due to decreased activity, including the uncertainty of timing of our riserless light well intervention project in Angola. Persistent cost-reduction efforts helped us to achieve an adjusted operating margin consistent with the margin generated in the first quarter of 2020.

"Our Subsea Products backlog at June 30, 2020 was $486 million, compared to our March 31, 2020 backlog of $528 million. As expected, there were low levels of bookings during the second quarter, as many of our customers delayed investment decisions due to the uncertainties regarding oil prices and potential COVID-19-related operating risks. Revenue replacement during the quarter was 67% and our book-to-bill ratio for the trailing 12 months was 0.83.

"The second quarter 2020 Subsea Projects adjusted operating performance improved, as compared to the first quarter of 2020, on lower revenue. Revenue declined due to decreased customer activity, but we were pleased that adjusted operating results improved due to better project execution and ongoing cost-reduction activity. Asset Integrity’s adjusted operating results declined sequentially on lower revenue and as a result of non-recurring costs on certain completed projects.

"For our non-energy segment, Advanced Technologies, second quarter 2020 adjusted operating results improved sequentially due to good performance from our government businesses. COVID-19 continues to adversely affect our commercial businesses. However cost reduction measures implemented during the first quarter of 2020 limited the financial impact on our second quarter 2020 results. Unallocated Expenses for the quarter were sequentially lower as the return on market-based assets held in a trust for the benefit of certain post-retirement obligations improved, as compared to a first quarter loss. Additionally, we had reduced information technology costs during the quarter.

"For the second quarter of 2020, our cash balance increased to $334 million, as we generated $26.9 million of free cash flow, largely driven by positive contributions from operations and working capital, and continued scrutiny of our capital expenditures.

"Although we are encouraged by our second quarter 2020 results, uncertainty remains for the rest of 2020. Many of the markets we serve will likely continue to be impacted by the effects of and associated responses to COVID-19, as well as potential reductions in customer spending as a consequence of the volatility in the macro drivers surrounding commodity prices. As a result, we are not providing segment financial guidance for the third quarter or second half of 2020. We affirm that Unallocated Expenses are forecast to be in the high-$20 million range per quarter. For the year, we affirm guidance for capital expenditures in the range of $45 million to $65 million, our cash tax payments in the range of $30 million to $35 million, and our expectation of CARES Act tax refunds in the range of $16 million to $34 million.

"In our first quarter 2020 earnings release, we outlined our plan for a targeted reduction of annualized expenses in the range of $125 million to $160 million by the end of 2020, inclusive of $35 million to $40 million of reduced depreciation expense. These cost reduction efforts are progressing well, and we estimate that, since launching those efforts, approximately $85 million of annualized cost reductions have been initiated, with additional savings expected to be achieved throughout the remainder of the year. We continue to expect the cash costs associated with these actions to approximate $15 million in 2020.

"Preserving our liquidity and balance sheet remains a high priority in the current environment. We expect to generate positive free cash flow for the full year of 2020 based on actions we are taking to achieve cost reductions, reduced capital spending, lower cash taxes, our expectation for CARES Act tax refunds, and cash expected to be generated from working capital for the remainder of the year."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: forecasted Unallocated Expenses per quarter, and annual capital expenditures and cash tax payments; targeted reduction range of annualized expenses, including depreciation expense; timing and anticipation of additional savings from cost reduction actions already initiated; cash costs associated with cost reduction actions; belief in generating positive free cash flow during 2020, and the bases for that belief, including expectations regarding: actions to achieve cost reductions, capital spending, cash taxes, CARES Act tax refunds, and cash from working capital for the remainder of the year.
The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2020	Dec 31, 2019
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $333,509 and $373,655)				$1,131,908	$1,244,436
Net property and equipment				647,864	776,532
Other assets				349,012	719,695
Total Assets				$2,128,784	$2,740,663

LIABILITIES AND EQUITY
Current liabilities				$452,444	$600,956
Long-term debt				806,006	796,516
Other long-term liabilities				244,925	267,782
Equity				625,409	1,075,409
Total Liabilities and Equity				$2,128,784	$2,740,663

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2020	Jun 30, 2019	Mar 31, 2020	Jun 30, 2020	Jun 30, 2019
	(in thousands, except per share amounts)

Revenue	$427,216	$495,781	$536,668	$963,884	$989,667
Cost of services and products	384,679	453,798	489,916	874,595	920,097
Gross margin	42,537	41,983	46,752	89,289	69,570
Selling, general and administrative expense	47,719	51,618	55,741	103,460	100,919
Long-lived assets impairments	—	—	68,763	68,763	—
Goodwill impairment	—	—	303,005	303,005	—
Income (loss) from operations	(5,182)	(9,635)	(380,757)	(385,939)	(31,349)
Interest income	511	1,848	1,277	1,788	4,452
Interest expense, net of amounts capitalized	(11,611)	(10,199)	(12,462)	(24,073)	(19,623)
Equity in income (losses) of unconsolidated affiliates	674	—	1,197	1,871	(164)
Other income (expense), net	(3,660)	7	(7,128)	(10,788)	726
Income (loss) before income taxes	(19,268)	(17,979)	(397,873)	(417,141)	(45,958)
Provision (benefit) for income taxes	5,520	17,203	(30,275)	(24,755)	14,051
Net Income (Loss)	$(24,788)	$(35,182)	$(367,598)	$(392,386)	$(60,009)

Weighted average diluted shares outstanding	99,273	98,929	99,055	99,164	98,822
Diluted earnings (loss) per share	$(0.25)	$(0.36)	$(3.71)	$(3.96)	$(0.61)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2020	Jun 30, 2019	Mar 31, 2020	Jun 30, 2020	Jun 30, 2019
	($ in thousands)

Remotely Operated Vehicles
Revenue	$98,778	$120,363	$111,780	$210,558	$220,709
Gross margin	$13,788	$17,360	$18,112	$31,900	$26,781
Operating income (loss)	$5,975	$8,688	$9,066	$15,041	$10,106
Operating income (loss) %	6%	7%	8%	7%	5%
Days available	22,750	25,006	22,750	45,500	49,512
Days utilized	13,501	15,423	14,853	28,354	28,365
Utilization	59%	62%	65%	62%	57%

Subsea Products
Revenue	$130,655	$138,910	$194,838	$325,493	$267,754
Gross margin	$21,578	$21,029	$28,639	$50,217	$33,344
Operating income (loss)	$9,068	$7,413	$(91,858)	$(82,790)	$6,937
Operating income (loss) %	7%	5%	(47)%	(25)%	3%
Backlog at end of period	$486,000	$596,000	$528,000	$486,000	$596,000

Subsea Projects
Revenue	$56,326	$75,104	$61,455	$117,781	$164,832
Gross margin	$6,331	$5,472	$(2,114)	$4,217	$14,505
Operating income (loss)	$845	$87	$(145,290)	$(144,445)	$2,979
Operating income (loss) %	2%	—%	(236)%	(123)%	2%

Asset Integrity
Revenue	$48,077	$61,156	$59,132	$107,209	$121,845
Gross margin	$4,155	$6,423	$8,729	$12,884	$12,695
Operating income (loss)	$(2,598)	$(1,302)	$(109,441)	$(112,039)	$(2,015)
Operating income (loss) %	(5)%	(2)%	(185)%	(105)%	(2)%

Advanced Technologies
Revenue	$93,380	$100,248	$109,463	$202,843	$214,527
Gross margin	$15,089	$13,386	$13,428	$28,517	$28,634
Operating income (loss)	$9,707	$7,241	$(10,585)	$(878)	$16,840
Operating income (loss) %	10%	7%	(10)%	—%	8%

Unallocated Expenses
Gross margin	$(18,404)	$(21,687)	$(20,042)	$(38,446)	$(46,389)
Operating income (loss)	$(28,179)	$(31,762)	$(32,649)	$(60,828)	$(66,196)

Total
Revenue	$427,216	$495,781	$536,668	$963,884	$989,667
Gross margin	$42,537	$41,983	$46,752	$89,289	$69,570
Operating income (loss)	$(5,182)	$(9,635)	$(380,757)	$(385,939)	$(31,349)
Operating income (loss) %	(1)%	(2)%	(71)%	(40)%	(3)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables in our Reconciliations of Non-GAAP to GAAP Financial Information section for financial measures that management considers representative of our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2020	Jun 30, 2019	Mar 31, 2020	Jun 30, 2020	Jun 30, 2019
	(in thousands)

Capital Expenditures, including Acquisitions	$10,631	$40,898	$27,229	$37,860	70,862

Depreciation and amortization:
Energy Services and Products
Remotely Operated Vehicles	$22,892	$26,871	$25,725	$48,617	$54,861
Subsea Products	10,024	12,366	62,454	72,478	25,357
Subsea Projects	4,597	7,550	143,346	147,943	15,432
Asset Integrity	190	1,570	111,385	111,575	3,204
Total Energy Services and Products	37,703	48,357	342,910	380,613	98,854
Advanced Technologies	634	765	12,178	12,812	1,595
Unallocated Expenses	361	1,182	1,108	1,469	2,341
Total Depreciation and Amortization	$38,698	$50,304	$356,196	$394,894	$102,790

Goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $310 million in the three months ended March 31, 2020 and the six months ended June 30, 2020.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2020		Jun 30, 2019		Mar 31, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(24,788)	$(0.25)	$(35,182)	$(0.36)	$(367,598)	$(3.71)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	—		—		68,763
Long-lived assets write-offs	—		—		7,328
Goodwill impairment	—		—		303,005
Restructuring expenses and other	5,708		—		6,630
Foreign currency (gains) losses	3,908		(59)		7,050
Total pre-tax adjustments	9,616		(59)		392,776

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(2,331)		12		(45,355)
Discrete tax items:
Share-based compensation	16		1		987
Uncertain tax positions	735		1,268		(9,652)
U.S. CARES Act	1,159		—		(33,784)
Valuation allowances	3,245		—		65,208
Other	(1,887)		2,436		950
Total discrete tax adjustments	3,268		3,705		23,709
Total of adjustments	10,553		3,658		371,130
Adjusted Net Income (Loss)	$(14,235)	$(0.14)	$(31,524)	$(0.32)	$3,532	$0.04
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,273		98,929		99,649

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Six Months Ended
	Jun 30, 2020		Jun 30, 2019
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(392,386)	$(3.96)	$(60,009)	$(0.61)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	68,763		—
Long-lived assets write-offs	7,328		—
Goodwill impairment	303,005		—
Restructuring expenses and other	12,338		—
Foreign currency (gains) losses	10,958		(673)
Total pre-tax adjustments	402,392		(673)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(47,686)		141
Discrete tax items:
Share-based compensation	1,003		987
Uncertain tax positions	(8,917)		2,290
U.S. CARES Act	(32,625)		—
Valuation allowances	68,453		1,539
Other	(937)		295
Total discrete tax adjustments	26,977		5,111
Total of adjustments	381,683		4,579
Adjusted Net Income (Loss)	$(10,703)	$(0.11)	$(55,430)	$(0.56)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,164		98,822

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2020	Jun 30, 2019	Mar 31, 2020	Jun 30, 2020	Jun 30, 2019
	($ in thousands)

Net income (loss)	$(24,788)	$(35,182)	$(367,598)	$(392,386)	$(60,009)
Depreciation and amortization	38,698	50,304	356,196	394,894	102,790
Subtotal	13,910	15,122	(11,402)	2,508	42,781
Interest expense, net of interest income	11,100	8,351	11,185	22,285	15,171
Amortization included in interest expense	333	(335)	(333)	—	(675)
Provision (benefit) for income taxes	5,520	17,203	(30,275)	(24,755)	14,051
EBITDA	30,863	40,341	(30,825)	38	71,328
Adjustments for the effects of:
Long-lived assets impairments	—	—	68,763	68,763	—
Restructuring expenses and other	5,708	—	6,630	12,338	—
Foreign currency (gains) losses	3,908	(59)	7,050	10,958	(673)
Total of adjustments	9,616	(59)	82,443	92,059	(673)
Adjusted EBITDA	$40,479	$40,282	$51,618	$92,097	$70,655

Revenue	$427,216	$495,781	$536,668	$963,884	$989,667

EBITDA margin %	7%	8%	(6)%	—%	7%
Adjusted EBITDA margin %	9%	8%	10%	10%	7%

Free Cash Flow

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2020	Jun 30, 2019	Mar 31, 2020	Jun 30, 2020	Jun 30, 2019
	(in thousands)
Net Income (loss)	$(24,788)	$(35,182)	$(367,598)	$(392,386)	$(60,009)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	38,698	50,304	356,196	394,894	102,790
Other non-cash	41	495	64,137	64,178	557
Other increases (decreases) in cash from operating activities	23,567	37,968	(84,885)	(61,318)	29,371
Cash flow provided by (used in) operating activities	37,518	53,585	(32,150)	5,368	72,709
Purchases of property and equipment	(10,631)	(40,898)	(27,229)	(37,860)	(70,862)
Free Cash Flow	$26,887	$12,687	$(59,379)	$(32,492)	$1,847

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$5,975	$9,068	$845	$(2,598)	$9,707	$(28,179)	$(5,182)
Adjustments for the effects of:
Restructuring expenses and other	1,336	1,646	1,250	1,536	(235)	175	5,708
Total of adjustments	1,336	1,646	1,250	1,536	(235)	175	5,708

Adjusted Operating Income (Loss)	$7,311	$10,714	$2,095	$(1,062)	$9,472	$(28,004)	$526

Revenue	$98,778	$130,655	$56,326	$48,077	$93,380		$427,216
Operating income (loss) % as reported in accordance with GAAP	6%	7%	2%	(5)%	10%		(1)%
Operating income (loss)% using adjusted amounts	7%	8%	4%	(2)%	10%		—%

	For the Three Months Ended June 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$8,688	$7,413	$87	$(1,302)	$7,241	$(31,762)	$(9,635)

Adjusted Operating Income (Loss)	$8,688	$7,413	$87	$(1,302)	$7,241	$(31,762)	$(9,635)

Revenue	$120,363	$138,910	$75,104	$61,156	$100,248		$495,781
Operating income (loss) % as reported in accordance with GAAP	7%	5%	—%	(2)%	7%		(2)%
Operating income (loss)% using adjusted amounts	7%	5%	—%	(2)%	7%		(2)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended March 31, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$9,066	$(91,858)	$(145,290)	$(109,441)	$(10,585)	$(32,649)	$(380,757)
Adjustments for the effects of:
Long-lived assets impairments	—	54,859	7,689	—	6,215	—	68,763
Long-lived assets write-offs	—	—	7,328	—	—	—	7,328
Goodwill impairment	—	51,302	129,562	110,753	11,388	—	303,005
Restructuring expenses and other	713	1,668	1,480	1,694	795	280	6,630
Total of adjustments	713	107,829	146,059	112,447	18,398	280	385,726
Adjusted Operating Income (Loss)	$9,779	$15,971	$769	$3,006	$7,813	$(32,369)	$4,969

Revenue	$111,780	$194,838	$61,455	$59,132	$109,463		$536,668
Operating income (loss) % as reported in accordance with GAAP	8%	(47)%	(236)%	(185)%	(10)%		(71)%
Operating income (loss) % using adjusted amounts	9%	8%	1%	5%	7%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Six Months Ended June 30, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$15,041	$(82,790)	$(144,445)	$(112,039)	$(878)	$(60,828)	$(385,939)
Adjustments for the effects of:
Long-lived assets impairments	—	54,859	7,689	—	6,215	—	68,763
Long-lived assets write-offs	—	—	7,328	—	—	—	7,328
Goodwill impairment	—	51,302	129,562	110,753	11,388	—	303,005
Restructuring expenses and other	2,049	3,314	2,730	3,230	560	455	12,338
Total of adjustments	2,049	109,475	147,309	113,983	18,163	455	391,434

Adjusted Operating Income (Loss)	$17,090	$26,685	$2,864	$1,944	$17,285	$(60,373)	$5,495

Revenue	$210,558	$325,493	$117,781	$107,209	$202,843		$963,884
Operating income (loss) % as reported in accordance with GAAP	7%	(25)%	(123)%	(105)%	—%		(40)%
Operating income (loss)% using adjusted amounts	8%	8%	2%	2%	9%		1%

	For the Six Months Ended June 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$10,106	$6,937	$2,979	$(2,015)	$16,840	$(66,196)	$(31,349)

Adjusted Operating Income (Loss)	$10,106	$6,937	$2,979	$(2,015)	$16,840	$(66,196)	$(31,349)

Revenue	$220,709	$267,754	$164,832	$121,845	$214,527		$989,667
Operating income (loss) % as reported in accordance with GAAP	5%	3%	2%	(2)%	8%		(3)%
Operating income (loss)% using adjusted amounts	5%	3%	2%	(2)%	8%		(3)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$5,975	$9,068	$845	$(2,598)	$9,707	$(28,179)	$(5,182)
Adjustments for the effects of:
Depreciation and amortization	22,892	10,024	4,597	190	634	361	38,698
Other pre-tax	—	—	—	—	—	(2,653)	(2,653)
EBITDA	28,867	19,092	5,442	(2,408)	10,341	(30,471)	30,863
Adjustments for the effects of:
Restructuring expenses and other	1,336	1,646	1,250	1,536	(235)	175	5,708
Foreign currency (gains) losses	—	—	—	—	—	3,908	3,908
Total of adjustments	1,336	1,646	1,250	1,536	(235)	4,083	9,616
Adjusted EBITDA	$30,203	$20,738	$6,692	$(872)	$10,106	$(26,388)	$40,479

Revenue	$98,778	$130,655	$56,326	$48,077	$93,380		$427,216
Operating income (loss) % as reported in accordance with GAAP	6%	7%	2%	(5)%	10%		(1)%
EBITDA Margin	29%	15%	10%	(5)%	11%		7%
Adjusted EBITDA Margin	31%	16%	12%	(2)%	11%		9%

	For the Three Months Ended June 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$8,688	$7,413	$87	$(1,302)	$7,241	$(31,762)	$(9,635)
Adjustments for the effects of:
Depreciation and amortization	26,871	12,366	7,550	1,570	765	1,182	50,304
Other pre-tax	—	—	—	—	—	(328)	(328)
EBITDA	35,559	19,779	7,637	268	8,006	(30,908)	40,341
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(59)	(59)
Total of adjustments	—	—	—	—	—	(59)	(59)
Adjusted EBITDA	$35,559	$19,779	$7,637	$268	$8,006	$(30,967)	$40,282

Revenue	$120,363	$138,910	$75,104	$61,156	$100,248		$495,781
Operating income (loss) % as reported in accordance with GAAP	7%	5%	—%	(2)%	7%		(2)%
EBITDA Margin	30%	14%	10%	—%	8%		8%
Adjusted EBITDA Margin	30%	14%	10%	—%	8%		8%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$9,066	$(91,858)	$(145,290)	$(109,441)	$(10,585)	$(32,649)	$(380,757)
Adjustments for the effects of:
Depreciation and amortization	25,725	62,454	143,346	111,385	12,178	1,108	356,196
Other pre-tax	—	—	—	—	—	(6,264)	(6,264)
EBITDA	34,791	(29,404)	(1,944)	1,944	1,593	(37,805)	(30,825)
Adjustments for the effects of:
Long-lived assets impairments	—	54,859	7,689	—	6,215	—	68,763
Restructuring expenses and other	713	1,668	1,480	1,694	795	280	6,630
Foreign currency (gains) losses	—	—	—	—	—	7,050	7,050
Total of adjustments	713	56,527	9,169	1,694	7,010	7,330	82,443
Adjusted EBITDA	$35,504	$27,123	$7,225	$3,638	$8,603	$(30,475)	$51,618

Revenue	$111,780	$194,838	$61,455	$59,132	$109,463		$536,668
Operating income (loss) % as reported in accordance with GAAP	8%	(47)%	(236)%	(185)%	(10)%		(71)%
EBITDA Margin	31%	(15)%	(3)%	3%	1%		(6)%
Adjusted EBITDA Margin	32%	14%	12%	6%	8%		10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$15,041	$(82,790)	$(144,445)	$(112,039)	$(878)	$(60,828)	$(385,939)
Adjustments for the effects of:
Depreciation and amortization	48,617	72,478	147,943	111,575	12,812	1,469	394,894
Other pre-tax	—	—	—	—	—	(8,917)	(8,917)
EBITDA	63,658	(10,312)	3,498	(464)	11,934	(68,276)	38
Adjustments for the effects of:
Long-lived assets impairments	—	54,859	7,689	—	6,215	—	68,763
Restructuring expenses and other	2,049	3,314	2,730	3,230	560	455	12,338
Foreign currency (gains) losses	—	—	—	—	—	10,958	10,958
Total of adjustments	2,049	58,173	10,419	3,230	6,775	11,413	92,059
Adjusted EBITDA	$65,707	$47,861	$13,917	$2,766	$18,709	$(56,863)	$92,097

Revenue	$210,558	$325,493	$117,781	$107,209	$202,843		$963,884
Operating income (loss) % as reported in accordance with GAAP	7%	(25)%	(123)%	(105)%	—%		(40)%
EBITDA Margin	30%	(3)%	3%	—%	6%		—%
Adjusted EBITDA Margin	31%	15%	12%	3%	9%		10%

	For the Six Months Ended June 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$10,106	$6,937	$2,979	$(2,015)	$16,840	$(66,196)	$(31,349)
Adjustments for the effects of:
Depreciation and amortization	54,861	25,357	15,432	3,204	1,595	2,341	102,790
Other pre-tax	—	—	—	—	—	(113)	(113)
EBITDA	64,967	32,294	18,411	1,189	18,435	(63,968)	71,328
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(673)	(673)
Total of adjustments	—	—	—	—	—	(673)	(673)
Adjusted EBITDA	$64,967	$32,294	$18,411	$1,189	$18,435	$(64,641)	$70,655

Revenue	$220,709	$267,754	$164,832	$121,845	$214,527		$989,667
Operating income (loss) % as reported in accordance with GAAP	5%	3%	2%	(2)%	8%		(3)%
EBITDA Margin	29%	12%	11%	1%	9%		7%
Adjusted EBITDA Margin	29%	12%	11%	1%	9%		7%